                                                                    Exhibit 10.3

                                GENERAL GUARANTEE


                  GENERAL GUARANTEE, dated July 30, 1996, by and among InterMedia Partners of West Tennessee, L.P., a California limited partnership (the "Guarantor"), in favor of The Bank of New York (the "Agent"), as agent for the financial institutions (the "Lenders") party to the Credit Agreement referred to below, and the Lenders (the Agent and the Lenders being referred to herein collectively as the "Creditors").

                  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Revolving Credit and Term Loan Agreement, dated as of July __, 1996, among InterMedia Partners IV, L.P. (the "Borrower"), the arranging agents and syndication agents named therein, the Lenders and the Agent (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement").

                  1. Guarantee. For value received, and to induce the Creditors to make the Loans or otherwise extend credit from time to time to or for the account of the Borrower pursuant to the terms of the Credit Agreement, the Guarantor unconditionally and irrevocably guarantees to the Creditors, their successors, endorsees and assigns, the prompt payment when due of all present and future obligations and liabilities of all kinds of the Borrower to any of the Creditors based on, arising out of, or otherwise relating to the Credit Documents, whether incurred by the Borrower as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever or whenever incurred by the Borrower (the "Obligations").

                  2. Absolute Guarantee. The Guarantor's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligation, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guarantee. The Creditors make no representation or warranty with respect to any such circumstance and have no duty or responsibility whatsoever to the Guarantor with respect to the management and maintenance of the Obligations or any collateral therefor. The Creditors shall not be obligated to file any claim relating to the Obligations in the event that the Borrower becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Creditors to so file shall not affect the Guarantor's obligations hereunder.

                  The Guarantor authorizes the Creditors, without notice to, demand of, or consent from the Borrower or the Guarantor, and without affecting its liability to the Creditors hereunder, from time to time (a) to renew, extend, accelerate or otherwise change the time or place for payment of, or otherwise change the terms of, the Obligations or any part thereof including, without limitation, to increase or decrease the rate of interest thereon; (b) to take and hold security for the payment or performance of the Obligations and exchange, enforce, waive, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any such security, or fail to perfect its interest in any such security or to establish its priority with respect thereto; (c) to apply such security and direct the order or manner of sale thereof as the Creditors in their sole discretion may determine; (d) to release any other guarantor, in whole or in part, from any or all of the Obligations or substitute any or all of the obligations of any other guarantor;
(e) to settle or compromise any or all of the Obligations with any other guarantor or any endorser of the Obligations; and (f) to subordinate any or all of the Obligations to any other obligations of or claim against any other guarantor, whether owing to or existing in favor of the Creditors or any other party. The Guarantor shall be and remain bound hereunder notwithstanding any such renewal, extension, acceleration, change, taking, holding, exchange, enforcement, waiver, surrender, modification, impairment, alteration, continuation, compromise, release, failure, application, direction, substitution, settlement or subordination.

                  In the event that the Borrower or any other guarantor becomes insolvent or files a petition for reorganization, arrangement, composition, discharge or similar relief under any present or future provision of the Bankruptcy Code, or if such a petition be filed against the Borrower or any other guarantor, and in any such proceedings some or all of the Obligations shall be terminated or rejected or any of the Obligations modified or abrogated, the Guarantor agrees that its liability hereunder shall not thereby be affected or modified, and such liability shall continue in full force and effect as if no such action or proceeding had occurred and shall continue to be effective or reinstated, as the case may be, if any payment of any of the Obligations must be returned by any Creditor upon such insolvency, bankruptcy or reorganization, or otherwise, as though such payment had not been made.

                  The Guarantor waives any and all statutory or other right which the Guarantor may otherwise have to require the Creditors to (a) proceed against the Borrower or any other guarantor; (b) proceed against or exhaust any security from the Borrower or any other guarantor; or (c) pursue any other remedy in their power whatsoever. The Creditors may, at their election, exercise any right or remedy they may have against the Borrower or any other guarantor or any security now or hereafter held by or for the benefit of the Creditors including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations may thereby be paid. Only the net proceeds from any such foreclosure, after deduction of all reasonable costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Obligations. Any one or more of the Creditors may at their discretion purchase all or any part of such security so sold or offered for sale for their own account and may apply against the amount bid therefor all or any part of the Obligations for which such security is held; and in such case, only that portion of the proceeds realized, after deduction of all reasonable costs and expenses authorized to be deducted pursuant to the documents under which such security is held or pursuant to law, shall be applied against the Obligations. The Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy against the Borrower or any other guarantor or any such security, whether resulting from the election by the Creditors to exercise any right or remedy they may have against the Borrower or any other guarantor, any defect in, failure of, or loss or absence of priority with respect to the interest of the Creditors in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, the Guarantor waives any right that it may have to have any portion of the Obligations discharged except to the extent of the amount actually bid and received by the Creditors at any such sale. The Creditors shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

                  The Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, the Borrower may default in performance of the Obligations. Notwithstanding any such performance hereunder, this Guarantee shall remain in full force and effect and shall apply to any and all subsequent defaults by the Borrower in payment or performance of the Obligations.

                  The Guarantor waives any setoff, defense or counterclaim which the Guarantor may have or claim to have against any Creditor.

                  3. Representations and Warranties. The Guarantor hereby represents and warrants that:

                  (a) Partnership Power. The Guarantor has full power and authority to execute, deliver and perform this Guarantee and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary partnership action. No consent or approval not heretofore obtained and in full force and effect of its partners, or of the shareholders of any such partners, is required as a condition to the validity or performance of, or the exercise by the Creditors of any of their rights and remedies under, this Guarantee (other than the execution of this Guarantee by its general partner).

                  (b) Binding Agreement. This Guarantee constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding on the Guarantor or affecting its properties and no provision of the partnership agreement of the Guarantor or any general partner thereof which would prohibit, conflict with or in any way be inconsistent with or prevent the execution, delivery, or performance of this Guarantee or result in or require the creation or imposition of any material Lien on any of the properties of the Guarantor as a consequence of the execution, delivery and performance of this Guarantee or the consummation of the transactions contemplated hereby; and the execution, delivery and performance by the Guarantor of this Guarantee and the consummation of the transactions contemplated hereby do not (i) violate any provision of law applicable to the Guarantor or its general partner, the partnership agreement of the Guarantor or the partnership agreement of its general partner, or any order, judgment or decree of any court or other agency of government binding on the Guarantor or its general partner, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material agreement or instrument affecting their properties or (iii) require any approval of partners (other than the execution of this Guarantee by the general partner of the Guarantor) or any approval or consent of any Person under any agreement or instrument binding on the Guarantor or its general partner or affecting their properties, other than approvals or consents (a) which have been previously obtained and are in full force and effect or (b) the absence of which could not reasonably be expected to have a Material Adverse Effect.

                  (d) Credit Decision. The Guarantor has made its own credit analysis with respect to the Borrower and the Obligations and has made such arrangements with the Borrower not inconsistent with the provisions hereof as it has deemed appropriate.

                  (e) Litigation. Other than proceedings affecting the cable television industry generally, there are no proceedings, investigations or labor controversies pending or, so far as the Guarantor knows, threatened before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if there is a reasonable possibility of a determination adverse to the interests of the Guarantor, could reasonably be expected to have a Material Adverse Effect or which relates to this Guarantee or the transactions contemplated hereby.

                  The Guarantor is not and will not be, after or as a result of making this Guarantee, in default under or in violation of any Order of any court, arbitrator or Governmental Authority or of any statute or law or of any rule or regulation of any Governmental Authority, which default or violation has or might have a Material Adverse Effect; and the Guarantor is not subject to or a party to any Order of any court or Governmental

         Authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. As used herein, the term "Order" includes any order, writ, injunction, decree, judgment, award, determination or mandatory written direction or demand of any court, arbitrator or Governmental Authority.

                  (f) Financial Condition. There has heretofore been delivered to the Lenders a pro forma Consolidated income statement, and, after giving effect to the acquisition of all of the Acquisition Systems and the financing thereof, pro forma Consolidated balance sheet of the Guarantor, in each case, dated as of the Closing Date, certified by a Responsible Person. All material assumptions with respect to such pro forma Consolidated balance sheet are set forth therein. Such pro forma Consolidated balance sheet was prepared in good faith and in accordance with Regulations S-X.

                  (g) Taxes. The Guarantor has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on any assessment made against the Guarantor or any of its property and all other taxes, assessments, fees, liabilities or other charges imposed on the Guarantor or any of its property by any Governmental Authority, except for any taxes, assessments, fees, liabilities or other charges which are being contested in good faith and for which reserves which are adequate under GAAP have been established.

                  (h) Disclosure. None of the information relating to the Guarantor delivered in writing to the Agent or any Lender in connection with the negotiation, execution and delivery of this Guarantee contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that with respect to the projections contained in such information, the Guarantor hereby represents and warrants that such projections were prepared on a reasonable basis and in good faith by the Guarantor.

                  (i) Compliance with ERISA. (i) The Guarantor has not engaged in a transaction with respect to any Plan which could reasonably be expected to subject the

         Guarantor to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that could have a Material Adverse Effect.

                                    (ii) No Plan had an accumulated funding
                  deficiency, whether or not waived, as of the last day of the most recent plan year of such Plan.

                                    (iii) No liability under Sections 4062, 4063
                  or 4064 of ERISA has been or is expected by the Guarantor to be incurred by it with respect to any Plan which is a single employer plan in an amount that would have a Material Adverse Effect. The Guarantor has not incurred nor expects to incur any withdrawal liability with respect to any Plan which is a multiemployer plan in an amount which could have a Material Adverse Effect.

                                    (iv) Insofar as the representations and
                  warranties of the Guarantor contained in subsection (i) and
                  (ii) relate to any Plan which is a multiemployer plan, such representations and warranties are made to the best knowledge of the Guarantor. As used in this Section, (A) "accumulated funding deficiency" shall have the meaning assigned to such term in Section 412 of the Code and Section 302 of ERISA; (B) "multiemployer plan" and "plan year" shall have the respective meanings assigned to such terms in Section 3 or ERISA; (C) "single employer plan" shall have the meaning assigned to such term in Section 4001 of ERISA; (D) "withdrawal liability" shall have the meaning assigned to such term in Part I of Subtitle E of Title IV of ERISA.


                  (j) Conduct of Business. The Guarantor holds all authorizations, consents, approvals, registrations, franchises, licenses and permits, with or from Governmental Authorities and other Persons as are required or necessary for it to own its properties and conduct its businesses as now conducted and as currently proposed to be conducted, except for those which the failure to so hold, in any one case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (k) Compliance with Laws and Organizational Documents. The Guarantor is not in violation of (i) any law, statute, rule, regulation, or order of any Governmental Authority (including, without limitation, Environmental Laws) applicable to any of them or any of its properties or assets except for such violations which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) its partnership agreement.

                  (l) Government Regulation. The Guarantor is not and will not be, after giving effect to the transactions contemplated by this Guarantee, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act or (iii) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for Borrowed Money, pledge assets as collateral for such indebtedness or guarantee such indebtedness, as contemplated by this Guarantee or the Hypothecation Agreements.

                  (m) Environmental Protection. To the Guarantor's knowledge, all real property owned or leased by the Guarantor is free of contamination from any substance that could result in the incurrence of material liabilities, or constituent thereof, currently identified or listed as hazardous or toxic pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., or any other Environmental Laws, or any other substance which has in the past or could at any time in the future cause or constitute a health, safety or environmental hazard to any person or property, including asbestos in any building, petroleum products, PCBs, pesticides, or radioactive materials. To the Guarantor's knowledge, based on reasonable investigation, the Guarantor has not caused or suffered to occur any release of any Contaminant into the environment or any other conditions that could result in the incurrence of material liabilities nor any material violations of any Environmental Laws. To the Guarantor's knowledge, based on reasonable investigation, the Guarantor has not caused or suffered to occur any condition on any of the Guarantor's property that could give rise to the imposition of any lien under the Environmental Laws. To the Guarantor's knowledge, based on reasonable investigation, the Guarantor is not engaged in any manufacturing or any other operations, other than the use of petroleum products for vehicles, that require the use, handling, transportation, storage or disposal of any Contaminant, where such operations require permits or are otherwise regulated pursuant to the Environmental Laws.

                  (n) Insurance. All of the properties and operations of the Guarantor of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are insured in customary amounts, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Guarantor carries, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

                  (o) Material Contracts. The Guarantor is neither a party to, nor is it or any of its properties subject to or bound by, any agreement or instrument (other than this Guarantee and the Hypothecation Agreement) which (i) materially restricts its ability to conduct its business or (ii) could reasonably be expected to have a Material Adverse Effect.

                  (p) Performance of Agreements. The Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of the Guarantor, including, without limitation, its Hypothecation Agreement, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

                  4. Affirmative Covenants. Until full and final payment of all Obligations, the Guarantor will:

                  (a) Financial Statements. Furnish to the Agent with sufficient copies for each Lender (i) as soon as available, but in no event later than August 15, 1996, unaudited consolidated financial statements of the Borrower as of June 30, 1996 certified by a Responsible Person and accompanied by a certificate of said Responsible Person stating whether any event has occurred which constitutes a Default or Event of Default and, if so, stating the facts with respect thereto; (ii) upon request, copies of any reports and management letters submitted to the Guarantors by accountants in connection with any annual or interim audit of the books of the Guarantor, together with the Guarantor's responses thereto, if any; (iii) as soon as available, copies of all financial statements, reports and other notices sent by the Guarantor to its partners; and
(iv) such additional information, reports or statements as the Agent may from time to time reasonably request. Upon receipt of any such financial statements or additional information, the Agent shall forthwith forward copies thereof to each Lender.

                  (b) Taxes. Pay and discharge all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Guarantor, (ii) reserves which are adequate under GAAP are maintained by the Guarantor with respect thereto, and
(iii) any failure to pay and discharge such taxes, assessments and governmental charges will not have a Material Adverse Effect.

                  (c) Insurance. Maintain insurance with responsible insurance companies against such risks, on such properties and in such amounts as is customarily maintained by similar businesses.

                  (d) Existence. (i) Maintain its partnership existence in good standing and (ii) qualify and remain qualified to do business as a foreign partnership in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would have a Material Adverse Effect. The Guarantor will maintain the same fiscal year during the term of this Agreement.

                  (e) Maintenance of Records. (i) Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountants as shall then be regularly engaged by the Guarantor.

                  (f) Inspection. Permit the Agent and the Lenders to have one or more of their officers and employees, or any other Person designated by the Agent or the Lenders, upon prior reasonable notice visit and inspect any of the properties of the Guarantor and to examine the minute books, books of account and other records of the Guarantor and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with its officers and, at the request of the Lenders, with the Guarantor's independent accountants, during normal business hours and at such other reasonable times and as often as the Lenders may reasonably desire.

                  (g) Maintenance of Property, etc. Subject to Section 5(c), (i) except for ordinary wear and tear, maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, and (ii) maintain, preserve and protect all Franchises, licenses, copyrights, patents and trademarks material to its business (except where the failure so to do, in any one case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) so that the business carried on in connection therewith may be properly conducted at all times.

                  (h) Conduct of Business. (i) Engage in as its principal business the direct or indirect ownership or operation of cable television systems, (ii) preserve, renew and keep in full force and effect all its material contracts, (iii) preserve, renew and maintain in full force and effect all its Franchises and licenses necessary or desirable in the normal conduct of its business as now conducted, and (iv) comply with the rules and regulations of all Governmental Authorities, including without limitation all rules and regulations promulgated by the Federal Communications Commission or any successor Governmental Authority thereto, except where the failure to comply with clauses
(i) through (iv), in any one case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (i) Notification of Events of Default and Adverse Developments. Promptly notify the Agent upon the discovery by any Responsible Person or officer of the Guarantor of the occurrence of (i) any Default or Event of Default hereunder;

(ii) any event, development or circumstance whereby the financial statements most recently furnished to the Agent fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of the Guarantor as of the date of such financial statements; (iii) any litigation or proceedings that are instituted or threatened (to the knowledge of the Guarantor) against the Guarantor or any of its assets which, if there is a reasonable possibility of a determination adverse to the interests of the Borrower, could reasonably be expected to have a Material Adverse Effect; (iv) each and every event which would be an event of default (or an event which with the giving of notice or lapse of time or both would be an event of default) under any indebtedness of the Guarantor for Borrowed Money, such notice to include the names and addresses of the holders of such indebtedness and the amount thereof; (v) the repeal or revocation of any Pole Attachment Agreement, authorization, consent, exemption or license with, to or from Governmental Authorities and other Persons which are necessary in connection with the operation of the Acquisition Systems, except to the extent that the repeal or revocation thereof, individually or in the aggregate, would not have a Material Adverse Effect; (vi) the repeal or revocation of any Franchise which is necessary in connection with the operation of an Acquisition System; and (vii) any other development in the business or affairs of the Guarantor if the effect thereof could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action the Guarantor proposes to take with respect thereto. Upon receipt of any such notice of default or adverse development, the Agent shall forthwith give notice to each Lender of the details thereof.

                  (j)      ERISA.  Furnish to the Lenders:

                           (i) within ten days after a Responsible Officer knows that any "reportable event" (as defined in Section 4043(b) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

                           (ii) within ten days after receipt thereof, a copy of any notice that the Guarantor or any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan;

                           (iii) within ten days after filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of the Guarantor or any member of the ERISA Group under Title IV of ERISA;

                           (iv) within ten days after the adoption of an amendment to a Pension Plan if, after giving effect to such amendment, the Pension Plan is a plan described in Section 4021(b) of ERISA, a statement setting forth the details thereof;

                           (v) within 30 days after withdrawal from a Pension Plan during a plan year for which the Guarantor or any member of the ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability;

                           (vi) within 30 days after cessation of operations by the Guarantor or any member of the ERISA Group at a facility under the circumstances described in Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of the Guarantor or a member of the ERISA Group under Title IV of ERISA;

                           (vii) within ten days after adoption of an amendment to a Pension Plan which would require security to be given to the Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, a statement setting forth the details thereof, including the amount of such security;

                           (viii) within ten days after failure by the Guarantor or any member of the ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien;

                           (ix) within ten days after the due date for filing with the PBGC, pursuant to Section 412(n) of the Code, of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

                           (x) within 30 days after receipt thereof by the Guarantor or any member of the ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

                  (k) Environmental Matters. (i) Comply in all material respects with all applicable Environmental Laws, (ii) notify the Agent promptly after becoming aware of any adverse environmental condition or Environmental Claim in connection with the Guarantor's properties or facilities, and (iii) promptly forward to the Agent a copy of any order, notice, permit, application, or any other communication or report received by the Guarantor in connection with any such matters as they may affect such premises, if material.

                  5. Negative Covenants. Until full and final payment of all Obligations, the Guarantor will not:

                  (a) Borrowing. Create, incur, assume or suffer to exist any liability or obligation for Borrowed Money, except this Guarantee. Liabilities or obligations for Borrowed Money incurred by the Guarantor as permitted by and in accordance with the Credit Agreement shall not constitute a liability or obligation for Borrowed Money for purposes of this Section 5(a).

                  (b) Mortgages and Pledges. Create, incur, assume or suffer to exist any Lien upon or in any of its property or assets, whether now owned or hereafter acquired, except Permitted Encumbrances; or enter into or suffer to exist any agreement or other instrument binding on the Guarantor or affecting any of its properties which prohibits, requires the consent of any Person for or otherwise restricts the creation of any Lien in favor of the Lenders. For purposes of this Guarantee, the term "Permitted Encumbrances" shall include the encumbrances specified in clauses (i) to (viii) of the definition thereof contained in the Credit Agreement and shall also include the Liens granted in the Hypothecation Agreements.

                  (c) Merger, Acquisition or Sales. Enter into any merger or consolidation or purchase, lease or otherwise acquire assets of any Person or sell, lease, or otherwise dispose of any of its assets, except the Guarantor may enter into agreements to acquire one or more cable television systems provided that no such agreement shall permit or require any such acquisition to be consummated on or prior to the Termination Date [and except that the Guarantor may enter into any Acquisition Systems Agreements and may consummate the transactions contemplated thereby subject to the applicable provisions of the Credit Agreement].

                  (d) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person (all such transactions herein being referred to as "Contingent Liabilities"), except (i) the obligations guaranteed by this Guarantee, (ii) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (iii) with respect to the Acquisition Systems, obligations undertaken or incurred in the ordinary course of the Borrower's business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of the Borrower and (iv) obligations of the Borrower arising in connection with the Acquisition Systems Agreements.

                  (e) Loans and Investments. Purchase or acquire the obligations, stock or partnership interest of, or any other interest in, or make loans or advances to, any Person, except (i) direct obligations of the United States of America with a maturity not exceeding one year, (ii) certificates of deposit with a maturity not exceeding one year issued by a Lender or a commercial bank, chartered under the laws of the United States or one of the States thereof and a member of the Federal Reserve System with a long-term debt rating in one of the two highest categories then provided for by a nationally recognized rating agency, (iii) commercial paper with a remaining maturity of 270 days or less with a debt rating in the highest category then provided for by a nationally recognized rating agency and issued by a corporation organized under the laws of any State, (iv) investments in mutual funds that invest in any of the foregoing investments described in clauses (i)-(iii) above, (v) Intercompany Loans and (vi) other loans to and investments in Persons that are engaged primarily in the cable television business, including pay cable service, or in the business of acquiring, owning, expanding, operating and maintaining cable television systems, or in directly related media activities including, without limitations, data transmission services, telephony and the production of programming; provided that the restrictions in Section

8.02(g)(vi)(x), (y) and (z) of the Loan Agreement shall apply hereto.

                  (f) Restricted Payments. Make any Restricted Payment. For the purpose of this Guarantee, the term "Restricted Payment" shall mean (i) the declaration or payment of any dividends or distributions on any partnership or other ownership interest in the Guarantor, application of any property or assets of the Guarantor to the purchase or acquisition, redemption or other retirement of, or setting apart of any sum for the payment of any distributions on, or for the purchase, redemption or other retirement of, or the making of any other distribution by reduction of partnership interests or otherwise in respect of any partnership interest in the Guarantor, (ii) application of any property or assets of the Guarantor to the prepayment of principal, and premium, if any, purchase or other acquisition, redemption or other retirement of indebtedness for Borrowed Money, or the setting aside of any sum therefor, (iii) other than equity contributions to the Borrower in accordance herewith, any advance, equity contribution or other payment to any Affiliate of the Guarantor, and (iv) any other payment or advance to any other Person, other than payments to trade creditors or to other Persons for services rendered in the ordinary course of business or other payments in the ordinary course of business.

                  (g) Purchase of Equity Interests. Apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any partnership interests in the Guarantor.

                  (h) Subsidiaries. Own any Subsidiary or any general partnership interest in any general or limited partnership, except as permitted by and in accordance with the Credit Agreement.

                  (i) Transactions with Affiliates. Other than the transactions contemplated by this Guarantee and the Hypothecation Agreements, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Guarantor on terms that are less favorable to the Guarantor than those that would be obtainable at the time in an arm's-length transaction with any Person who is not such an Affiliate, provided that this subsection (i) shall not be deemed to prohibit any transaction or payment provided for in any Related Document, so long as at the time of such payment or transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

                  6.  Reserved.

                  7. Events of Default. Any Event of Default (as such term is defined in the Credit Agreement) shall constitute an "Event of Default" hereunder.

                  8. Expenses. The Guarantor agrees to pay on demand all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) in any way relating to the enforcement or protection of the rights of the Creditors hereunder.

                  9. Subrogation. Until all Obligations shall have been satisfied, the Guarantor shall not have any right of subrogation, and waives any right to enforce any remedy which any Creditor now has or may hereafter have against the Borrower or any other guarantor, and waives any and all statutory or other rights to participate in any security now or hereafter held by any Creditor.

                  10. Continuing Guarantee. This is a continuing Guarantee and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until full and final payment of all Obligations.

                  11. No Waiver; Cumulative Rights. No failure on the part of any Creditor to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Creditors of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Creditors or allowed them by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Creditors from time to time.

                  12. Waiver of Notice. The Guarantor waives notice of the acceptance of this Guarantee and of the making of any Loans or other extensions of credit to the Borrower, presentment to or demand or payment from anyone whomsoever liable upon any of the Obligations, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security and all other notices whatsoever.

                  13. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  14. Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any State or federal court in The City of New York located in the Borough of Manhattan for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Guarantee. The Guarantor hereby appoints CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent on whom process may be served in any action which may be instituted against it by the Creditors in any state or federal court in New York City, arising out of or relating to this Guarantee. Service of process upon such authorized agent and written notice of such service to the Guarantor shall be deemed in every respect effective service of process upon the Guarantor, and the Guarantor hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in New York City. The Guarantor hereby irrevocably waives any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Creditors to bring any action arising out of or relating to this Guarantee in any competent court elsewhere having jurisdiction over the Guarantor or its property.

                  15. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE.

                  16. Limited Recourse. No Creditor shall have recourse to any partner of the Guarantor (or any partner of such partner) for the payment of the Obligations, except as provided in the Hypothecation Agreements.

                  IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor to the Creditors as of the date first above written.


                INTERMEDIA PARTNERS OF WEST TENNESSEE, L.P.

                        By: InterMedia Partners IV, L.P.

                           By: InterMedia Capital Management IV, L.P.

                                By: InterMedia Management, Inc.



                                       By:  /s/ Leo J. Hindery, Jr.
                                          -------------------------------------
                                      Name:
                                     Title: